UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Commission file number : 001-36872

Mississippi	64-0693170
(State of incorporation)	(I.R.S. Employer Identification No.)

One Hancock Plaza
2510 14th Street
Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)
(228) 868-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.
On March 10, 2017, pursuant to the previously disclosed Purchase and Assumption Agreement (the "P&A Agreement"), dated as of December 30, 2016, by and between Hancock Holding Company's banking subsidiary Whitney Bank ("Whitney") and First NBC Bank Holding Company's banking subsidiary First NBC Bank ("First NBC"), Whitney completed the acquisition of certain loans and other assets from First NBC (the "Asset Acquisition").  The transaction was announced on December 30, 2016.
In the transaction, Whitney acquired approximately $1.3 billion in total loans (inclusive of approximately $300 million in previously closed tranches) and 9 branch locations, and assumed approximately $400 million in deposits and approximately $600 million in Federal Home Loan Bank of Dallas borrowings from First NBC.  Whitney paid approximately $320 million in total cash in connection with the Asset Acquisition, including just under $42 million in a transaction premium.
Item 9.01. Exhibits.
(a) Financial statements of business acquired.  Not applicable.
(b) Pro forma financial information.  Not applicable.
(c) Shell company transactions.  Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

March 10, 2017	By:	/S/ Michael M. Achary
Michael M. Achary
SEVP & Chief Financial Officer